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                                                        Exhibit No. 99.9(b)


                              MFS SERIES TRUST VI
              500 Boylston Street o Boston o Massachusetts o 02116



                                       December 28, 1993




MFS Service Center, Inc.
500 Boylston Street
Boston, MA 02116

Dear Sir/Madam:

         This will confirm our understanding that Exhibit B to the Shareholder Servicing Agent Agreement between us, dated August 10, 1990, as amended, is hereby amended, effective immediately, to read in its entirety as set forth on Attachment 1 hereto.

         Please indicate your acceptance of the foregoing by signing below.

                                       Sincerely,

                                       MFS SERIES TRUST VI




                                       By:     W. THOMAS LONDON
                                               W. Thomas London
                                               Treasurer


Accepted and Agreed:

MFS SERVICE CENTER, INC.



By: JAMES E. RUSSELL
    James E. Russell
    Treasurer
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                                                              ATTACHMENT 1
                                                              December 28, 1993



                              EXHIBIT B TO THE SHAREHOLDER
                            SERVICING AGENT AGREEMENT BETWEEN
                            MFS SERVICE CENTER, INC. ("MFSC")
                          AND MFS SERIES TRUST VI (the "Fund")



1. The fees to be paid by the Fund on behalf of its series with respect to Class A shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.

2. The fees to be paid by the Fund on behalf of its series with respect to Class B shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.22% of the first $500 million of the assets of the series attributable to such class; 0.18% of the second $500 million of the assets of the series attributable to such class; 0.13% over $1 billion of the assets of the series attributable to such class.

3. The fees to be paid by the Fund on behalf of its series with respect to Class C shares of each series of the Fund to MFSC, for MFSC's services as shareholder servicing agent, shall be:

         0.15% of the first $500 million of the assets of the series attributable to such class; 0.12% of the second $500 million of the assets of the series attributable to such class; 0.09% over $1 billion of the assets of the series attributable to such class.